UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 5, 2014 JetPay Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders. At the meeting, 9,829,174 shares were present in person or by proxy, constituting 82.8% of the outstanding shares of the Company’s common stock on the July 2, 2014 record date. At the meeting, the Company’s stockholders elected Diane (Vogt) Faro and Robert B. Palmer for three-year terms and ratified the Audit Committee’s appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal year 2014. The voting results were as follows:

Directors:	Votes For	Votes Withheld Or Against	Abstentions and Brokers Non-Votes
Diane (Vogt) Faro	9,173,556	1,579	654,039
Robert B. Palmer	9,171,230	3,905	654,039

Ratify appointment of Marcum LLP	9,795,544	32,484	1,146

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is a PowerPoint presentation given by the Company’s Chief Executive Officer, Bipin C. Shah, as well as other members of executive management, to the Company’s shareholders present in person at the Company’s Annual Meeting on August 5, 2014. The PowerPoint presentation will also be available on the Company’s website, www.jetpaycorp.com, under “Corporate”.

The information in this Current Report under Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed herewith:

99.1 JetPay Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

Name: Gregory M. Krzemien
Title: Chief Financial Officer